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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-8 of our report dated February 26, 1999 appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Los Angeles, CA
September 27, 1999